Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three months ended March 31, 2015 and 2014	3

Balance Sheet as of March 31, 2015 and December 31, 2014	4

Statement of Cash Flows for the three months ended March 31, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating Revenues	$41,099	$43,108

Operating Expenses
Operation
Natural gas purchased	19,354	23,504
Operation and maintenance	6,952	6,828
Depreciation and amortization	2,628	2,452
Taxes - other than income taxes	837	742
Total Operating Expenses	29,771	33,526
Operating Income	11,328	9,582

Other Income and (Deductions), net	254	(53)

Interest Charges, net
Interest on long-term debt	842	871
Other interest, net	-	2
	842	873
Amortization of debt expense and redemption premiums	30	29
Total Interest Charges, net	872	902

Income Before Income Taxes	10,710	8,627

Income Taxes	4,496	3,399

Net Income	$6,214	$5,228

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net Income	$6,214	$5,228
Other Comprehensive Income (Loss)	8	4
Comprehensive Income	$6,222	$5,232

THE BERKSHIRE GAS COMPANY
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$11,742	$6,734
Accounts receivable less allowance of $1,617 and $1,381, respectively	16,832	12,217
Unbilled revenues	5,687	5,516
Current regulatory assets	4,425	6,496
Natural gas in storage, at average cost	1,108	3,935
Materials and supplies, at average cost	882	968
Other	1,661	1,720
Total Current Assets	42,337	37,586

Other investments	998	1,027

Net Property, Plant and Equipment	131,755	131,321

Regulatory Assets	36,957	37,823

Deferred Charges and Other Assets
Unamortized debt issuance expenses	826	857
Goodwill	51,933	51,933
Other	832	54
Total Deferred Charges and Other Assets	53,591	52,844

Total Assets	$265,638	$260,601

THE BERKSHIRE GAS COMPANY
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	7,692	10,466
Accrued liabilities	2,332	3,509
Current regulatory liabilities	205	-
Deferred income taxes	672	1,439
Interest accrued	618	862
Taxes accrued	14,361	8,898
Total Current Liabilities	28,273	27,567

Deferred Income Taxes	25,359	25,942

Regulatory Liabilities	29,516	28,910

Other Noncurrent Liabilities
Pension accrued	9,059	9,036
Environmental remediation costs	4,105	4,105
Other	7,059	7,062
Total Other Noncurrent Liabilities	20,223	20,203

Commitments and Contingencies

Capitalization
Long-term debt	45,464	45,698

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	10,710	6,196
Accumulated other comprehensive income (loss)	(2)	(10)
Net Common Stock Equity	116,803	112,281

Total Capitalization	162,267	157,979

Total Liabilities and Capitalization	$265,638	$260,601

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$6,214	$5,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,658	2,481
Deferred income taxes	(1,358)	-
Pension expense	327	275
Regulatory activity, net	2,214	(306)
Other non-cash items, net	213	364
Changes in:
Accounts receivable, net	(4,811)	(8,583)
Unbilled revenues	(171)	891
Natural gas in storage	2,827	2,321
Accounts payable	(2,830)	5,633
Taxes accrued/refundable, net	5,463	2,796
Accrued liabilities	(1,177)	(4,564)
Accrued pension	(304)	2,181
Other assets	(633)	(108)
Other liabilities	(247)	965
Total Adjustments	2,171	4,346
Net Cash provided by Operating Activities	8,385	9,574

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(1,677)	(1,682)
Net Cash (used in) Investing Activities	(1,677)	(1,682)

Cash Flows from Financing Activities
Payment of common stock dividend	(1,700)	(2,600)
Other	-	4
Net Cash provided by Financing Activities	(1,700)	(2,596)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	5,008	5,296
Balance at beginning of period	6,734	6,890
Balance at end of period	$11,742	$12,186

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$229	$23

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2015
(Thousands of Dollars)

	Common Stock		Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2014	100	$-	$106,095	$6,196	$(10)	$112,281

Net income				6,214		6,214
Other comprehensive income, net of income taxes					8	8
Payment of common stock dividend				(1,700)		(1,700)
Balance as of March 31, 2015	100	$-	$106,095	$10,710	$(2)	$116,803